UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 6, 2006
Elcom International, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27376	04-3175156

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

10 Oceana Way Norwood, Massachusetts	02062

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (781) 440-3333

N/A

(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.
     As further described below in Item 5.01 of this Current Report on Form 8-K, on March 6, 2006, Elcom International, Inc., a Delaware corporation (“Elcom” or the “Company”), received a Schedule 13D filed with the Securities and Exchange Commission (the “SEC”) by Smith & Williamson Investment Management Limited (“SWIM”) and Smith & Williamson Nominees Limited (“SWIM Nominees,” and collectively with SWIM, the “SWIM Entities”), which reports that, as of December 20, 2005, the SWIM Entities beneficially owned 69.1% of the common stock, par value $0.01 per share (the “Common Stock”) of Elcom, as a result of the SWIM Entitites’ acquisition of shares in the Company’s December 2005 issuance of Common Stock (the “December 2005 Issuance”). Accordingly, the SWIM Entities’ acquisition of Common Stock in the December 2005 Issuance constituted a “Change in Control” for purposes of Elcom’s Amended 10% Convertible Senior Debentures Due April 23, 2013 (the “Debentures”). As a result, pursuant to Section B.1. of the Debentures, effective as of December 22, 2005, the Debentures, including interest accrued thereon through December 21, 2005, automatically converted into Common Stock of the Company at a conversion price of $0.0464343 per share. Therefore, the Company is in the process of issuing an aggregate of 34,164,959 shares of Common Stock, 7,420,991 of which are issuable to the SWIM Entities, based on their Debenture holdings of $275,811 plus interest accrued thereon of $68,778. The above description of the terms of the Debentures are qualified in their entirety by reference to the full text of the Debentures, the form of which is filed as Exhibit 4.1 to this Current Report on Form 8-K.
     The Debenture conversion price of $0.0464343 per share set forth above differs slightly from the approximate adjusted conversion price of $0.0465 per share set forth in the Current Report on Form 8-K filed by Elcom with the SEC on December 23, 2005, due to the inadvertent exclusion from the initial recalculation of the adjusted conversion price of 333,333 shares of Common Stock issued to Smith & Williamson Corporate Finance Limited in partial satisfaction of fees owed to them in connection with the December 2005 Issuance.
     Robert J. Crowell, Chairman of the Company, William W. Smith, Vice Chairman of the Company, and John E. Halnen, President and Chief Executive Officer of the Company, each held Debentures and, as a result of the conversion of the Debentures, 12,121,413 shares of Common Stock are issuable to Mr. Crowell, 9,496,995 shares of Common Stock are issuable to Mr. Smith and 1,636,957 shares of Common Stock are issuable to Mr. Halnen.
     The shares of Common Stock issued upon conversion of the Debentures have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and were issued in reliance upon an exemption from the registration requirements of the Securities Act under Regulation D promulgated thereunder. The Company has commenced the process of notifying the Debenture holders of the conversion and obtaining the documentation necessary from the holders to distribute certificates representing the shares of Common Stock issued upon conversion of the Debentures. The Company plans to issue such certificates to the holders of the Debentures as soon as reasonably practicable.

Item 5.01 Changes in Control of Registrant.
     On March 6, 2006, a Schedule 13D was filed with the SEC by the SWIM Entities, reporting that as of December 20, 2005, the SWIM Entities beneficially owned 69.1% of the Common Stock of Elcom. Therefore, as of March 6, 2006, Elcom’s Board of Directors (the “Board”) became aware that a change in control of Elcom had occurred. Prior to the acquisition of Common Stock by the SWIM Entities described herein there was no controlling stockholder of Elcom.
Acquisition of Shares by the SWIM Entities
The following information contained in this subsection of Item 5.01 captioned “Acquisition of Shares by the SWIM Entities” has been excerpted by Elcom from and is based solely upon the Schedule 13D filed by the SWIM Entities with the SEC.
     On November 30, 2005, SWIM entered into a Subscription Agreement (the “Subscription Agreement”) with Elcom, as amended and accepted by Elcom on December 20, 2005 (a copy of which is attached as an exhibit to the Current Report on Form 8-K filed by Elcom with the SEC on December 23, 2005). Pursuant to the Subscription Agreement, SWIM subscribed for and purchased 259,268,711 shares Common Stock of Elcom from Elcom at a purchase price of £0.015 per share of Common Stock, which amounted to total consideration of approximately U.S. $6,897,000 (the “Acquisition”). SWIM used cash to purchase the shares from its individual client accounts and appointed nominees on behalf of such clients and nominees. A substantial portion of these shares of Common Stock were issued and registered in the name of SWIM Nominees on behalf of SWIM’s individual client investment accounts that are based in the United Kingdom. The remainder of these shares were issued and registered either directly in the name of the individual clients (pursuant to client instructions) or in the name of certain other appointed nominee accounts that hold the shares for SWIM outside the United Kingdom.
     Prior to entering into the Subscription Agreement, SWIM had purchased, on behalf of its clients and appointed nominees, and held in the name of either SWIM Nominees or other appointed nominee accounts 11,067,282 shares of Common Stock through earlier placements of Common Stock by Elcom.
     As a result of the December 2005 subscription and the earlier purchases of Common Stock, SWIM, as investment manager, currently has full and complete discretion to buy, sell, retain, exchange, vote or otherwise deal with or exercise rights with respect to an aggregate of 248,277,731 shares of Common Stock. SWIM holds this discretionary power in accordance with the terms and conditions of standard types of investment custody agreements entered into between SWIM and its clients and appointed nominees. Of the 248,277,731 shares of Common Stock over which SWIM has discretionary authority, SWIM Nominees as a registered holder currently has voting power, which may be exercised only upon instructions from SWIM, over 108,414,437 shares of Common Stock. SWIM Nominees does not have any dispositive power over these shares.
     As described above, the December 2005 subscription for shares of Common Stock resulted in SWIM acquiring voting and dispositive power, and thus beneficial ownership, over 248,277,731 shares of Common Stock. In addition, SWIM has the full discretionary right to acquire an additional approximately 5,931,411 shares of Common Stock upon the conversion of approximately $276,000 in aggregate principal amount of the Debentures, based on a current per share conversion price of $0.0465 as set forth in the Current Report on Form 8-K filed by Elcom on December 23, 2005 (and excluding any shares that may be acquired upon the conversion of outstanding interest as of the date of conversion). SWIM acquired these Debentures in 2003 and they are registered in the name of SWIM Nominees. As further described in Item 3.02 above, as a result of the change in control described herein, the Debentures have converted into shares of Common Stock and Elcom is in the process of issuing shares. As a result, SWIM may be deemed to have beneficial ownership of an aggregate of 255,698,722 shares of Common Stock. The 255,698,722 shares of Common Stock constitutes approximately 64.15% of the outstanding Common Stock based on, to the best knowledge of Elcom, 402,080,443 shares of Common Stock outstanding as of the date of this Current Report on Form 8-K.
     Despite originally intending to hold the 248,277,731 shares of Common Stock for investment purposes and indicating to Elcom that no change in control would occur as a result of the Acquisition, SWIM currently plans to take the actions described below as a majority owner for the purpose of effecting changes to the bylaws and the Board of Directors of Elcom. According to the Schedule 13D filed by the SWIM Entities on March 6, 2006, SWIM will vote “for” each of these actions on behalf of its clients and appointed nominees pursuant to the full and complete discretionary authority it has over the 248,277,731 shares of Common Stock, as described above.
     In accordance with the bylaws of Elcom, SWIM has sent a letter to the chairman of the Board to request that the Board schedule a special meeting of the Elcom stockholders so that the stockholders may consider and act upon the following proposals at the special meeting:
▪	A proposal to amend the bylaws of Elcom to remove the staggered Board that currently exists (Proposal 1);

▪	A proposal to amend the bylaws of Elcom to provide that directors may be removed by the stockholders for or without cause (Proposal 2);

▪	Provided that the above two proposals are approved by the required stockholder vote, a proposal to remove three current members of the Board — Robert J. Crowell, William W. Smith and John R. Ortiz — without cause, as well as to remove without cause any other directors who are appointed or elected by the Board before the date of the special meeting to fill any vacancy in the Board that exists between the date of SWIM’s request for a special meeting and the date of the meeting (Proposal 3);

▪	A proposal to elect three directors to fill the vacancies remaining after removal of Robert J. Crowell, William W. Smith and John W. Ortiz without cause pursuant to Proposal 3 above (Proposal 4);
     The three directors proposed to be elected by SWIM and SWIM Nominees in accordance with Proposal 4 are: (1) Sean P. Lewis, who is employed in the field of interim company management, investment and distressed financing. Mr. Lewis’ address is 10 Hazelwood Heights, Oxted, Surrey RH7 0QQ United Kingdom. Mr. Lewis is a citizen of the United Kingdom; and (2) Elliott Bance, who is a real estate and construction executive. Mr. Bance’s address is 10b Queens

Park road, Caterham, Surrey CR3 5RB United Kingdom. Mr. Bance is a citizen of the United Kingdom; and (3) Justin Dignam, who is a director and chief executive officer of Big Fish Payroll Inc., a provider of payroll services. Mr. Dignam’s address is 1407 N. Batavia Street, Suite 104, Orange, California 92867. Mr. Dignam is a citizen of the United States.
Elcom Board of Directors
     Elcom’s Board intends to cooperate with the SWIM Entities in order to facilitate an orderly transition and change in make-up of the Board. Elcom is seeking additional information regarding the qualifications of the directors proposed to be elected to the Board by the SWIM Entities which may be needed for inclusion in any required materials. The Board of Directors believes that Elcom is highly dependent on its President and Chief Executive Officer and considers the retention of John E. Halnen to be critical to the current and future operations of Elcom. Elcom has scheduled a special meeting of its current Board of Directors to be held on Monday, March 13, 2006 to consider the request of the SWIM Entities and intends to call a special meeting of stockholders in accordance with the Company’s by-laws.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits.

Exhibit No.	Description

4.1	Form of Amended 10% Convertible Senior Debenture Due April 23, 2013
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELCOM INTERNATIONAL, INC.

Date March 9, 2006
	By	/s/ Robert J. Crowell
Robert J. Crowell
Chairman

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Amended 10% Convertible Senior Debenture Due April 23, 2013
E-1